Exhibit 99.1
Snap Inc. Announces Fourth Quarter and Full Year 2023 Financial Results
Daily Active Users increased 10% year-over-year to 414 million
Fourth quarter revenue increased 5% year-over-year to $1,361 million
Fourth quarter operating cash flow of $165 million and Free Cash Flow of $111 million
SANTA MONICA, Calif. – February 6, 2024 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter and full year ended December 31, 2023.

“2023 was a pivotal year for Snap, as we transformed our advertising business and continued to expand our global community, reaching 414 million daily active users,” said Evan Spiegel, CEO. “Snapchat enhances relationships with friends, family, and the world, and this unique value proposition has provided a strong foundation to build our business for long-term growth.”
Annual Financial Summary
•Revenue was $4,606 million in 2023, compared to $4,602 million in 2022.
•Net loss was $1,322 million in 2023, compared to $1,430 million in 2022.
•Fourth consecutive year of positive Adjusted EBITDA at $162 million in 2023.
•Third consecutive year of positive operating cash flow at $247 million in 2023.
•Third consecutive year of positive Free Cash Flow at $35 million in 2023.

Q4 2023 Financial Summary
•Revenue was $1,361 million, compared to $1,300 million in the prior year, an increase of 5% year-over-year.
•Net loss was $248 million, compared to $288 million in the prior year.
•Adjusted EBITDA was $159 million, compared to $233 million in the prior year.
•Operating cash flow was $165 million, compared to $125 million in the prior year.
•Free Cash Flow was $111 million, compared to $78 million in the prior year.

	Three Months Ended December 31,		Percent Change	Twelve Months Ended December 31,		Percent Change
	2023	2022		2023	2022

(Unaudited)	(in thousands, except per share amounts)
Revenue	$1,361,287	$1,299,735	5%	$4,606,115	$4,601,847	—%
Operating loss	$(248,713)	$(287,597)	14%	$(1,398,379)	$(1,395,306)	—%
Net loss	$(248,247)	$(288,460)	14%	$(1,322,485)	$(1,429,653)	7%
Adjusted EBITDA (1)	$159,149	$233,275	(32)%	$161,577	$377,573	(57)%
Net cash provided by (used in) operating activities	$164,574	$125,291	31%	$246,521	$184,614	34%
Free Cash Flow (2)	$110,855	$78,366	41%	$34,794	$55,308	(37)%
Diluted net loss per share attributable to common stockholders	$(0.15)	$(0.18)	17%	$(0.82)	$(0.89)	8%
Non-GAAP diluted net income (loss) per share (3)	$0.08	$0.14	(43)%	$0.09	$0.17	(47)%
(1)See page 10 for reconciliation of net loss to Adjusted EBITDA. In the third quarter of 2023, we initiated a wind down of our AR Enterprise business, which included a reduction of our global employee headcount by approximately 3%. Total restructuring charges included in our consolidated statements of operations for the three and twelve months ended December 31, 2023 were $22.2 million and $40.8 million, respectively. In the third quarter of 2022, we initiated a strategic reprioritization plan, which included a reduction of our global employee headcount by approximately 20%. Total restructuring charges included in our consolidated statements of operations for the three and twelve months ended December 31, 2022 were $34.3 million and $188.9 million, respectively.
(2)See page 10 for reconciliation of net cash provided by (used in) operating activities to Free Cash Flow.
(3)See page 11 for reconciliation of diluted net loss per share to non-GAAP diluted net income (loss) per share.

Q4 2023 Summary & Key Highlights

We grew and deepened our engagement with our community:
•DAUs were 414 million in Q4 2023, an increase of 39 million, or 10%, year-over-year.
•DAUs increased sequentially and year-over-year on both iOS and Android platforms.
•Total time spent watching Spotlight content increased more than 175% year-over-year, and Spotlight average monthly active users increased more than 35% year-over-year.
•Total public Stories posted by Snap Stars grew over 125% year-over-year in the United States.
•We signed a new publisher deal with Spotify in the United States that will bring shorter-form highlights from Spotify’s podcasts onto Spotlight and Stories.

We are focused on accelerating and diversifying our revenue growth:
•Snapchat+, our subscription service that offers exclusive, experimental, and pre-release features, reached over 7 million subscribers.
•We announced new AI-powered features for Snapchat+ subscribers, giving them the ability to enhance their Snaps and create and send AI-generated images based on a text prompt.
•Ongoing momentum with our 7/0 Pixel Purchase optimization model led to a more than 90% increase in purchase related conversions year-over-year.
•We launched Snap Promote, an easy-to-use ad creation interface within the Snapchat app, that helps an entire new audience of creators and small businesses discover our ads platform and grow their reach and followers by creating engaging promotions with just a few clicks.
•With the introduction of Creator Collab Campaigns, a suite of products making it easier for advertisers to discover and partner with the influential creator community on Snapchat, we helped advertisers like e.l.f. Cosmetics activate creator-inspired beauty campaigns to drive results against their business goals.
•We partnered with NYX Professional Makeup to release Beauty Bestie, an interactive, AR- and AI-powered sponsored Lens experience that recommends beauty products based on a Snapchatter’s aesthetic, mood, and color palettes.

We invested in our augmented reality platform:
•Over 350,000 AR creators and developers have built nearly 3.5 million AR Lenses that have been viewed over 3 trillion times.
•Over 300 million Snapchatters engage with augmented reality every day, on average.
•At our annual Lens Fest, we released our Lens Studio 5.0 Beta, which features dramatically faster project load times, new AI capabilities leveraging ChatGPT, and team collaboration tools.
•We optimized the ML Lens creation workflow by utilizing Generative models and investing into tooling and automation, which have contributed to the number of ML Lenses viewed by Snapchatters increasing more than 60% year-over-year.
•We partnered with the Rolling Stones to celebrate the release of the new Rolling Stones album “Hackney Diamonds” with a Rolling Stones Bitmoji Show Lens that projects 3D Bitmoji avatars of Mick Jagger, Keith Richards, and Ronnie Wood using the phone’s back-facing camera.
•We hosted our inaugural APAC AR Day in Mumbai, India, celebrating the region’s thriving AR creator and developer community and our ongoing commitment to democratizing AR for users and brands.
•We extended the reach of our AR content via Camera Kit Live in sports venues including the stadiums of the Cincinnati Bengals, Seattle Mariners, and the Barclays Center, home of the Brooklyn Nets, and New York Liberty. Additionally, we've incorporated AR in telecasts such as the 2023 MTV Video Music Awards and ESPN's SEC Nation, and music festivals including the Bonnaroo Music & Arts Festival.
•We teamed up with Inspirit, an edtech company, to bring our AR technology to Inspirit’s STEM curriculum powered by Camera Kit.

Q1 2024 Outlook
As we enter Q1, we anticipate continued growth of our global community and, as a result, our guidance range is built on the assumption that DAU will be approximately 420 million in Q1. We are focused on executing against our roadmap to deliver improvements to our direct-response advertising platform to drive improved results for our advertising partners and accelerate topline growth. Our guidance range is for revenue of $1,095 million to $1,135 million, implying year-over-year revenue growth of 11% to 15%. Based on this revenue range and our investment plans for the quarter, we estimate that Adjusted EBITDA will be between negative $55 million and negative $95 million in Q1.
Conference Call Information
Snap Inc. will host a conference call to discuss the results at 3 p.m. Pacific / 6 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.
Snap Inc. uses its websites (including snap.com and investor.snap.com) as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.
Definitions
Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.
Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.
Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense, other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time.
A Daily Active User (DAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter. At the beginning of the first quarter 2024, we updated the definition of DAU to include web platform use. Historically, DAU from web platforms has not been material.
Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.
A Monthly Active User (MAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter. At the beginning of the first quarter 2024, we updated the definition of MAU to include web platform use. Historically, MAU from web platforms has not been material.
Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”
About Snap Inc.
Snap Inc. is a technology company. We believe the camera presents the greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Contact
Investors and Analysts:
ir@snap.com
Press:
press@snap.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, partners, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in our periodic report that will be filed with the SEC for the period covered by this press release and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political conflicts and macroeconomic conditions, except as required by law.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.
We use the non-GAAP financial measure of non-GAAP net income (loss), which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; certain other items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net income (loss) and weighted average diluted shares are then used to calculate non-GAAP diluted net income (loss) per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”
Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net loss	$(248,247)	$(288,460)	$(1,322,485)	$(1,429,653)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	52,324	48,491	168,441	202,173
Stock-based compensation	333,197	450,574	1,324,004	1,387,787
Amortization of debt issuance costs	1,844	1,837	7,361	6,865
Losses (gains) on debt and equity securities, net	27,139	21,279	33,027	36,838
Other	4,140	(741)	(26,958)	15,596
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(153,899)	(182,216)	(98,127)	(119,780)
Prepaid expenses and other current assets	5,219	(8,803)	(9,920)	(40,917)
Operating lease right-of-use assets	17,295	18,236	70,674	71,441
Other assets	5,430	12,129	2,238	(504)
Accounts payable	140,485	(13,950)	94,988	46,492
Accrued expenses and other current liabilities	(6,567)	88,890	62,130	71,706
Operating lease liabilities	(15,484)	(22,455)	(68,007)	(68,886)
Other liabilities	1,698	480	9,155	5,456
Net cash provided by (used in) operating activities	164,574	125,291	246,521	184,614
Cash flows from investing activities
Purchases of property and equipment	(53,719)	(46,925)	(211,727)	(129,306)
Purchases of strategic investments	—	(13,996)	(7,770)	(26,346)
Sales of strategic investments	2,408	—	7,559	63,276
Cash paid for acquisitions, net of cash acquired	—	(35,409)	(50,254)	(67,067)
Purchases of marketable securities	(5,956)	(753,372)	(2,048,273)	(3,485,638)
Sales of marketable securities	351,757	23,799	459,481	75,716
Maturities of marketable securities	330,980	704,773	2,424,717	2,525,215
Other	(2,347)	16	(2,779)	(18,125)
Net cash provided by (used in) investing activities	623,123	(121,114)	570,954	(1,062,275)
Cash flows from financing activities
Proceeds from issuance of convertible notes, net of issuance costs	—	—	—	1,483,500
Purchase of capped calls	—	—	—	(177,000)
Proceeds from the exercise of stock options	622	401	1,038	4,272
Payments of debt issuance costs	—	—	—	(3,006)
Repurchases of Class A non-voting common stock	(189,394)	(500,539)	(189,394)	(1,001,052)
Deferred payments for acquisitions	(15,876)	—	(270,433)	—
Net cash provided by (used in) financing activities	(204,648)	(500,138)	(458,789)	306,714
Change in cash, cash equivalents, and restricted cash	583,049	(495,961)	358,686	(570,947)
Cash, cash equivalents, and restricted cash, beginning of period	1,199,413	1,919,737	1,423,776	1,994,723
Cash, cash equivalents, and restricted cash, end of period	$1,782,462	$1,423,776	$1,782,462	$1,423,776
Supplemental disclosures
Cash paid for income taxes, net	$3,714	$3,121	$30,924	$12,087
Cash paid for interest	$685	$682	$10,244	$8,873

SNAP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$1,361,287	$1,299,735	$4,606,115	$4,601,847
Costs and expenses:
Cost of revenue	621,504	481,311	2,114,117	1,815,342
Research and development	483,528	584,942	1,910,862	2,109,800
Sales and marketing	275,811	295,150	1,122,092	1,118,746
General and administrative	229,157	225,929	857,423	953,265
Total costs and expenses	1,610,000	1,587,332	6,004,494	5,997,153
Operating loss	(248,713)	(287,597)	(1,398,379)	(1,395,306)
Interest income	43,463	28,698	168,394	58,597
Interest expense	(5,275)	(5,312)	(22,024)	(21,459)
Other income (expense), net	(34,447)	(20,043)	(42,414)	(42,529)
Loss before income taxes	(244,972)	(284,254)	(1,294,423)	(1,400,697)
Income tax benefit (expense)	(3,275)	(4,206)	(28,062)	(28,956)
Net loss	$(248,247)	$(288,460)	$(1,322,485)	$(1,429,653)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.15)	$(0.18)	$(0.82)	$(0.89)
Diluted	$(0.15)	$(0.18)	$(0.82)	$(0.89)
Weighted average shares used in computation of net loss per share:
Basic	1,638,714	1,573,883	1,612,504	1,608,304
Diluted	1,638,714	1,573,883	1,612,504	1,608,304

SNAP INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value, unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$1,780,400	$1,423,121
Marketable securities	1,763,680	2,516,003
Accounts receivable, net of allowance	1,278,176	1,183,092
Prepaid expenses and other current assets	153,587	134,431
Total current assets	4,975,843	5,256,647
Property and equipment, net	410,326	271,777
Operating lease right-of-use assets	516,862	370,952
Intangible assets, net	146,303	204,480
Goodwill	1,691,827	1,646,120
Other assets	226,597	279,562
Total assets	$7,967,758	$8,029,538
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$278,961	$181,774
Operating lease liabilities	49,321	46,485
Accrued expenses and other current liabilities	805,836	987,340
Total current liabilities	1,134,118	1,215,599
Convertible senior notes, net	3,749,400	3,742,520
Operating lease liabilities, noncurrent	546,279	386,271
Other liabilities	123,849	104,450
Total liabilities	5,553,646	5,448,840
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,440,541 shares issued, 1,391,341 shares outstanding at December 31, 2023, and 3,000,000 shares authorized, 1,371,242 shares issued, 1,319,930 shares outstanding at December 31, 2022.	14	13
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 22,528 shares issued and outstanding at December 31, 2023, and 700,000 shares authorized, 22,529 shares issued and outstanding at December 31, 2022.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding at December 31, 2023 and December 31, 2022.	2	2
Treasury stock, at cost. 49,200 and 51,312 shares of Class A non-voting common stock at December 31, 2023 and December 31, 2022, respectively.	(479,903)	(500,514)
Additional paid-in capital	14,613,404	13,309,828
Accumulated deficit	(11,726,536)	(10,214,657)
Accumulated other comprehensive income (loss)	7,131	(13,974)
Total stockholders’ equity	2,414,112	2,580,698
Total liabilities and stockholders’ equity	$7,967,758	$8,029,538

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities	$164,574	$125,291	$246,521	$184,614
Less:
Purchases of property and equipment	(53,719)	(46,925)	(211,727)	(129,306)
Free Cash Flow	$110,855	$78,366	$34,794	$55,308

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Adjusted EBITDA reconciliation:
Net loss	$(248,247)	$(288,460)	$(1,322,485)	$(1,429,653)
Add (deduct):
Interest income	(43,463)	(28,698)	(168,394)	(58,597)
Interest expense	5,275	5,312	22,024	21,459
Other (income) expense, net	34,447	20,043	42,414	42,529
Income tax (benefit) expense	3,275	4,206	28,062	28,956
Depreciation and amortization	43,882	34,975	159,999	186,434
Stock-based compensation expense	333,063	446,339	1,319,783	1,353,283
Payroll and other tax expense related to stock-based compensation	8,706	5,172	39,324	44,213
Restructuring charges (1)	22,211	34,386	40,850	188,949
Adjusted EBITDA	$159,149	$233,275	$161,577	$377,573
(1)Restructuring charges in 2023 relating to the wind down of our AR Enterprise business were composed primarily of cash severance, stock-based compensation expense, and charges related to the revision of the useful lives and disposal of certain acquired intangible assets. Additionally, we recognized an income tax benefit of $5.7 million for the three and twelve months ended December 31, 2023 relating to the wind down, which is included in the income tax (benefit) expense line item above. Restructuring charges in 2022 relating to the strategic reprioritization plan were composed primarily of severance and related charges of $6.0 million and $97.1 million for the three and twelve months ended December 31, 2022, respectively, stock-based compensation expense, lease exit and related charges, impairment charges, contract termination charges, and intangible asset amortization. These charges are not reflective of underlying trends in our business.
Total depreciation and amortization expense by function:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Depreciation and amortization expense (1):
Cost of revenue	$3,171	$8,114	$12,751	$24,235
Research and development	31,040	29,834	106,278	98,041
Sales and marketing	10,017	6,130	26,161	67,169
General and administrative	8,096	4,413	23,251	12,728
Total	$52,324	$48,491	$168,441	$202,173
(1)Depreciation and amortization expense for the three and twelve months ended December 31, 2023 and 2022 includes restructuring charges.

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share amounts, unaudited)
Total stock-based compensation expense by function:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Stock-based compensation expense (1):
Cost of revenue	$2,665	$4,248	$9,555	$12,288
Research and development	220,996	319,447	893,026	970,746
Sales and marketing	70,369	69,346	255,688	203,092
General and administrative	39,167	57,533	165,735	201,661
Total	$333,197	$450,574	$1,324,004	$1,387,787
(1)Stock-based compensation expense for the three and twelve months ended December 31, 2023 and 2022 includes restructuring charges.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Non-GAAP net income (loss) reconciliation:
Net loss	$(248,247)	$(288,460)	$(1,322,485)	$(1,429,653)
Amortization of intangible assets	17,484	18,073	72,778	123,413
Stock-based compensation expense	333,063	446,339	1,319,783	1,353,283
Payroll and other tax expense related to stock-based compensation	8,706	5,172	39,324	44,213
Restructuring charges (1)	22,211	34,386	40,850	188,949
Income tax adjustments	(5,306)	(988)	(6,116)	(2,507)
Non-GAAP net income (loss)	$127,911	$214,522	$144,134	$277,698

Weighted-average common shares - Diluted	1,638,714	1,573,883	1,612,504	1,608,304

Non-GAAP diluted net income (loss) per share reconciliation:
Diluted net loss per share	$(0.15)	$(0.18)	$(0.82)	$(0.89)
Non-GAAP adjustment to net loss	0.23	0.32	0.91	1.06
Non-GAAP diluted net income (loss) per share	$0.08	$0.14	$0.09	$0.17
(1)Restructuring charges in 2023 relating to the wind down of our AR Enterprise business were composed primarily of cash severance, stock-based compensation expense, and charges related to the revision of the useful lives and disposal of certain acquired intangible assets. Additionally, we recognized an income tax benefit of $5.7 million for the three and twelve months ended December 31, 2023 relating to the wind down, which is included in the income tax adjustments line item above. Restructuring charges in 2022 relating to the strategic reprioritization plan were composed primarily of severance and related charges of $6.0 million and $97.1 million for the three and twelve months ended December 31, 2022, respectively, stock-based compensation expense, lease exit and related charges, impairment charges, contract termination charges, and intangible asset amortization. These charges are not reflective of underlying trends in our business.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS
(dollars and shares in thousands, except per user amounts, unaudited)

	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023

	(NM = Not Meaningful)
Cash Flows and Shares
Net cash provided by (used in) operating activities	$55,945	$125,291	$151,102	$(81,936)	$12,781	$164,574
Net cash provided by (used in) operating activities - YoY (year-over-year)	(22)%	(32)%	19%	34%	(77)%	31%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$244,851	$184,614	$208,257	$250,402	$207,238	$246,521
Purchases of property and equipment	$(37,836)	$(46,925)	$(47,630)	$(36,943)	$(73,435)	$(53,719)
Purchases of property and equipment - YoY	91%	91%	125%	58%	94%	14%
Purchases of property and equipment - TTM	$(106,946)	$(129,306)	$(155,761)	$(169,334)	$(204,933)	$(211,727)
Free Cash Flow	$18,109	$78,366	$103,472	$(118,879)	$(60,654)	$110,855
Free Cash Flow - YoY	(65)%	(51)%	(3)%	19%	(435)%	41%
Free Cash Flow - TTM	$137,905	$55,308	$52,496	$81,068	$2,305	$34,794
Common shares outstanding	1,605,868	1,574,086	1,595,205	1,616,119	1,638,905	1,645,496
Common shares outstanding - YoY	—%	(3)%	(2)%	(2)%	2%	5%
Shares underlying stock-based awards	94,772	131,718	128,218	149,065	154,525	157,981
Shares underlying stock-based awards - YoY	2%	59%	71%	62%	63%	20%
Total common shares outstanding plus shares underlying stock-based awards	1,700,640	1,705,804	1,723,423	1,765,184	1,793,430	1,803,477
Total common shares outstanding plus shares underlying stock-based awards - YoY	—%	—%	1%	2%	5%	6%

Results of Operations
Revenue	$1,128,476	$1,299,735	$988,608	$1,067,669	$1,188,551	$1,361,287
Revenue - YoY	6%	0.1%	(7)%	(4)%	5%	5%
Revenue - TTM	$4,599,997	$4,601,847	$4,527,728	$4,484,488	$4,544,563	$4,606,115
Revenue by region (1)
North America	$811,602	$880,310	$639,896	$686,829	$786,154	$899,542
North America - YoY	3%	(6)%	(16)%	(13)%	(3)%	2%
North America - TTM	$3,287,621	$3,235,854	$3,117,489	$3,018,637	$2,993,189	$3,012,421
Europe	$161,396	$218,552	$157,760	$182,109	$200,272	$238,253
Europe - YoY	5%	5%	(3)%	7%	24%	9%
Europe - TTM	$702,537	$712,177	$707,805	$719,817	$758,693	$778,394
Rest of World	$155,478	$200,873	$190,952	$198,731	$202,125	$223,492
Rest of World - YoY	22%	28%	34%	28%	30%	11%
Rest of World - TTM	$609,839	$653,816	$702,434	$746,034	$792,681	$815,300
Operating loss	$(435,242)	$(287,597)	$(365,264)	$(404,339)	$(380,063)	$(248,713)
Operating loss - YoY	(141)%	NM	(35)%	(1)%	13%	14%
Operating loss - Margin	(39)%	(22)%	(37)%	(38)%	(32)%	(18)%
Operating loss - TTM	$(1,132,836)	$(1,395,306)	$(1,489,043)	$(1,492,442)	$(1,437,263)	$(1,398,379)
Net income (loss)	$(359,502)	$(288,460)	$(328,674)	$(377,308)	$(368,256)	$(248,247)
Net income (loss) - YoY	(400)%	NM	9%	11%	(2)%	14%
Net income (loss) - TTM	$(1,118,643)	$(1,429,653)	$(1,398,703)	$(1,353,944)	$(1,362,698)	$(1,322,485)
Adjusted EBITDA	$72,640	$233,275	$813	$(38,479)	$40,094	$159,149
Adjusted EBITDA - YoY	(58)%	(29)%	(99)%	(635)%	(45)%	(32)%
Adjusted EBITDA - Margin (2)	6%	18%	0.1%	(4)%	3%	12%
Adjusted EBITDA - TTM	$471,091	$377,573	$313,918	$268,249	$235,703	$161,577
(1)    Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.
(2)    We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)
(dollars and shares in thousands, except per user amounts, unaudited)

	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Other
DAU (in millions) (1)	363	375	383	397	406	414
DAU - YoY	19%	17%	15%	14%	12%	10%
DAU by region (in millions)
North America	100	100	100	101	101	100
North America - YoY	4%	3%	3%	2%	1%	—%
Europe	88	92	93	94	95	96
Europe - YoY	11%	12%	10%	9%	7%	4%
Rest of World	175	183	190	202	211	218
Rest of World - YoY	34%	31%	27%	25%	21%	19%
ARPU	$3.11	$3.47	$2.58	$2.69	$2.93	$3.29
ARPU - YoY	(11)%	(15)%	(19)%	(16)%	(6)%	(5)%
ARPU by region
North America	$8.13	$8.77	$6.37	$6.83	$7.82	$8.96
North America - YoY	(1)%	(9)%	(18)%	(14)%	(4)%	2%
Europe	$1.83	$2.38	$1.70	$1.93	$2.11	$2.49
Europe - YoY	(5)%	(6)%	(12)%	(2)%	15%	5%
Rest of World	$0.89	$1.10	$1.00	$0.98	$0.96	$1.03
Rest of World - YoY	(9)%	(2)%	6%	3%	8%	(7)%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	5,706	5,288	5,201	5,286	5,367	5,289
Employees - YoY	10%	(7)%	(15)%	(18)%	(6)%	—%

Depreciation and amortization expense
Cost of revenue	$5,548	$8,114	$3,226	$3,170	$3,184	$3,171
Research and development	23,722	29,834	24,139	24,847	26,252	31,040
Sales and marketing	4,586	6,130	5,073	5,605	5,466	10,017
General and administrative	2,435	4,413	2,782	6,066	6,307	8,096
Total	$36,291	$48,491	$35,220	$39,688	$41,209	$52,324
Depreciation and amortization expense - YoY	12%	39%	(8)%	(50)%	14%	8%

Stock-based compensation expense
Cost of revenue	$2,745	$4,248	$1,885	$2,365	$2,640	$2,665
Research and development	246,783	319,447	219,850	217,565	234,615	220,996
Sales and marketing	43,098	69,346	54,939	57,597	72,783	70,369
General and administrative	50,333	57,533	38,257	40,416	47,895	39,167
Total	$342,959	$450,574	$314,931	$317,943	$357,933	$333,197
Stock-based compensation expense - YoY	14%	51%	14%	—%	4%	(26)%
(1)Numbers may not foot due to rounding.